Exhibit 99.1

ACCELRYS APPOINTS CHIEF SCIENCE OFFICER

San Diego, California, September 26, 2006 - Accelrys, Inc. (NASDAQ: ACCL), the leading provider of scientific modeling and workflow software solutions, announced the appointment of Frank Brown, Ph.D. as its Chief Science Officer. Dr. Brown has an impressive background in the field of computational science and extensive pharmaceutical industry experience.  He has spent the last 20 years innovating new scientific methods and applying them in commercial pharmaceutical enterprises. From 1997 to 2006, Dr. Brown held positions of increasing responsibility at Johnson & Johnson, one of the world’s largest pharmaceutical companies.  Most recently, he held the position of Senior Research Fellow within the Office of the CIO.

“I am elated to have Frank joining our senior leadership team” said Mark Emkjer, the Company’s President and Chief Executive Officer. “As a long term customer of Accelrys, Frank brings a wealth of knowledge regarding the challenges facing the pharmaceutical industry and in-depth insight into the value that in-silico technologies and information management bring to improving business results.  Frank’s first hand knowledge of our customers’ business processes, and outstanding scientific expertise will be invaluable in driving our growth strategy and creating value for our customers and our shareholders.”

Dr. Brown will work closely with Accelrys’ former Chief Science and Technology Officer, Dr. Matt Hahn, who has accepted the position of Vice President of Platform Strategy and Technology, and Dr. David Rogers, the Company’s Scientific Director of Platform Technologies.  Together, these individuals will comprise the leadership of Accelrys’s Chief Scientific Office and will focus their aggregate technical and scientific expertise on innovation, growth, and customer success.

Dr. Brown received his Ph.D. in Physical Organic Chemistry from the University of Pittsburgh and did post doctoral studies in simulations on biological systems at the University of California, San Francisco.  He currently serves as an Adjunct Professor at the University of North Carolina, Chapel Hill’s School of Pharmacy - Division of Medicinal Chemistry where he lectures on Molecular Modeling and Drug Design. Dr. Brown is a recognized industry expert having published over 50 peer-reviewed papers, delivered over 40 invited lectures, and is the named holder of two patents.  He has been actively involved with a number of both scientific journals and professional magazines and has served on a number of associated editorial boards.  Additionally, Dr. Brown has sat on the funding committee for the National Institute of Heath and is the past Chair of American Chemical Society’s “Computers in Chemistry”.

In commenting on his appointment, Dr. Brown stated: “I believe this is an exciting time within our industry. New developments in computing power, predictive technologies and information management and analysis techniques hold the key to unlocking the productivity potential in the discovery of new drugs and materials. I am excited to be joining Accelrys and contributing in new ways to our in-silico technologies and information management solutions’ transformation of discovery and development research.”

About Accelrys, Inc.

Accelrys has over twenty years of innovation and technology leadership in delivering software and service solutions that transform discovery and development research. A unique combination of expertise in life and materials science, informatics, and scientific operating platform technologies, lets Accelrys serve a diverse range of clients, including some of the world’s leading pharmaceutical, biotechnology, chemical, and nanotechnology research organizations.  SciTegic, Inc., a division of Accelrys, has pioneered a new technology called “data pipelining,” which enables researchers to integrate and process data from traditionally incompatible sources. Accelrys is headquartered in San Diego, California. For more information about Accelrys, visit its website at http://www.accelrys.com/.

Forward-Looking Statements

This press release contains forward-looking statements. Such statements, including statements relating to the Company’s growth, innovation, strategic plans, and customer success, are subject to risks and uncertainties including, but not limited to, the risks that the Company’s strategy will not be successful and that such growth and success will not occur, as well as other risks and uncertainties described in documents Accelrys has filed with the Securities and Exchange Commission, including its most recent report on Form 10-K and any subsequent interim filings. All forward-looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this document. Accelrys disclaims any intent or obligation to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Accelrys, Inc.
Philomena Walsh
(858) 799-5440
pwalsh@accelrys.com